EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Gaming & Entertainment Group, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Commission on the date hereof (the "Report"), we, Tibor N. Vertes, Chief Executive Officer of the Company, and Gregory L. Hrncir, President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



By:     /s/ Tibor N. Vertes                     Dated: April 17, 2006
        --------------------------
        Tibor N. Vertes
Title: Chairman, Chief Executive Officer and Principal Executive Officer of Gaming & Entertainment Group, Inc.

By:     /s/ Gregory L. Hrncir                   Dated: April 17, 2006
        --------------------------
        Gregory L. Hrncir
Title:  President, Principal Financial and Accounting Officer of
        Gaming & Entertainment Group, Inc.


      This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.


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